UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

143 S Nevada St.
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 463-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

John Banning, age 48, was appointed as the Vice President, Chief Operations Officer (the "COO") of Lion Copper and Gold Corp. (the "Company") on July 26, 2024. Mr. Banning is an experienced mining executive focused on outcomes and excellence through the development of high-performance teams. He is a dynamic leader with 25 years' of corporate, strategic, feasibility, project design, construction and operations experience across numerous commodities with a focus on copper. He has a proven track record in areas of people, risk management and system and process improvement to drive rapid and sustainable business improvement. Mr. Banning will be located in Yerington, Nevada. He has a B.S. in Mining Engineering from Montana Tech School of Mines.

The Company entered into an employment agreement dated effective July 15, 2024 with Mr. Banning pursuant to which the Company employs Mr. Banning as the COO of the Company. The employment agreement provides for an annual salary of US$250,000 in consideration for his services as an executive officer of the Company. Pursuant to the employment agreement, Mr. Banning is also entitled to receive up to 2,500,000 stock options under the Company's stock option plan, subject to vesting provisions. If the Company completes a change of control during the term of the agreement and Mr. Banning is not retained for employment for a period of at least twelve months following such event, the Company will pay Mr. Banning severance equal to twelve months of his then current base salary. The agreement is not for a specified term.

Douglas Stiles, age 50, was appointed as the Vice President of Sustainability and Environment of the Company on July 26, 2024. Mr. Stiles is an experienced executive with 25 years' experience resolving complex regulatory, operation and project challenges in the mining sector. He has expertise implementing permitting and compliance strategies for mining operations in multiple states, including Nevada. His experience includes working with senior management within Federal, State and Local regulatory agencies. Mr. Stiles is skilled at building trusting relationships with diverse project stakeholders including local communities and Indian Tribes near mine sites. He has a B.S. in Environmental Engineering from Montana Tech School of Mines, and an MBA from Washington State University.

The Company entered into an employment agreement dated effective July 15, 2024 with Mr. Stiles pursuant to which the Company appointed Mr. Stiles as the Vice President of Sustainability and Environment of the Company. The employment agreement provides for an annual salary of US$175,000 in consideration for his services. Pursuant to the employment agreement, Mr. Stiles is also entitled to receive up to 2,000,000 stock options under the Company's stock option plan, subject to vesting provisions. If the Company completes a change of control during the term of the agreement and Mr. Stiles is not retained for employment for a period of at least twelve months following such event, the Company will pay Mr. Stiles severance equal to twelve months of his then current base salary. The agreement is not for a specified term.

Stephen Goodman ceased to act as a director of the Company on July 26, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2024, the Company held an Annual General Meeting of the holders of common shares of the Company, at which the shareholders voted on the following matters:

1. Fixing the Number of Directors at Four.  The shareholders approved the number of directors to be fixed at four.

For:	177,847,172
Against:	7,782,556
Non Vote:	1

2. Election of Directors.  The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Tom Patton	For:	122,285,168
	Withheld/Abstain:	12,130,146
	Non Vote:	51,214,415

Tony Alford	For:	117,996,860
	Withheld/Abstain:	16,418,454
	Non Vote:	51,214,415

Steven Dischler	For:	129,259,680
	Withheld/Abstain:	5,155,634
	Non Vote:	51,214,415

Charles Travis Naugle	For:	121,511,462
	Withheld/Abstain:	12,903,852
	Non Voted:	51,214,415

3. Appointment of Auditors.  The shareholders approved the appointment of MNP LLP as auditors of the Company at a remuneration to be fixed by the directors.

For:	185,120,097
Withheld/Abstain:	509,632

4. Approval of the Company's 20% Stock Option Plan.  The shareholders approved the Company's 2023 fixed 20% stock option plan.

For:	128,959,266
Against:	5,456,048
Non Vote:	51,214,415

Item 8.01 Other Events.

The Company's press release announcing the appointment of officers is attached as Exhibit 99.1 to this Form 8-K. The press release is being furnished with this Form 8-K and is not considered filed.

Item 9.01 Financial Statements and Exhibits.

99.1	News release dated July 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	July 29, 2024	(Registrant)

/s/ Steven Dischler

Steven Dischler, Chief Executive Officer